SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                January 26, 2004
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



 Pennsylvania                 0-12870                           23-2288763
 -------------                -------                           ----------
(State or other             (Commission                      (I.R.S. Employer
 jurisdiction of             File Number)                    Identification No.)
 incorporation)


                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 9.    Regulation FD Disclosure.

The following information is intended to be included under "Item 12. Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On January 26, 2004, First Chester County Corporation (the "Company") issued a press release regarding its financial results for the year and quarter ended Decmber 31, 2003. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8K and incorporated by reference herein.

The information in this Current Report on Form 8K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 26, 2004             FIRST CHESTER COUNTY CORPORATION

                             /s/ John A. Featherman, III
                             --------------------------
                             John A. Featherman, III
                             CEO

                                  EXHIBIT INDEX

-------------------- ----------------------------------------------------------
    Exhibit No.                   Description
-------------------- ----------------------------------------------------------
-------------------- ----------------------------------------------------------
       99.1          Press release, dated January 26, 2003.

-------------------- ----------------------------------------------------------

EXHIBIT 99.2



Press Release

Janaury 26, 2004

Contact:

John C. Stoddart
Shareholder Relations Officer
484-881-4141
john.stoddart@fnbchestercounty.com


                                January 26, 2004

     EDITOR: The following information is for immediate release. If you have any questions, please contact John C. Stoddart, Shareholder Relations Officer of First National Bank of Chester County at 484 881-4141, or, john.stoddart@fnbchestercounty.com.

                  First National Bank of Chester County Reports
               Increase in net income for 2003 and Fourth Quarter

     West Chester _ First Chester County Corporation (OTC: FCEC), parent company of First National Bank of Chester County (the "Bank"), announced that fourth quarter net income increased 28.2% from $1.5 million for the three months ended December 31, 2002 to $1.9 million for the three months ended December 31, 2003 and net income for the year ended December 31, 2003 was $5.8 million, a 1.8% increase over 2002 net income of $5.7 million.

     "First National Bank of Chester County had another strong and profitable year in 2003," said John A. Featherman III, Chairman of the Board of Directors and Chief Executive Officer. "With the steadily improving economy, both locally and nationally, and our commitment to strategic growth and expansion, we are anticipating another profitable year in 2004."

     Earnings for the year ended December 31, 2003 included gains from the sale of the Bank's credit card portfolio, OREO transactions, and key person life insurance proceeds, partially offset by decreases in net interest income, an increased provision for loan and lease losses, and increased operating expenses. Fourth quarter 2003 earnings were enhanced by OREO transactions and key person life insurance proceeds, partially offset by an increase in the provision for loan and lease losses.

     "We were especially happy with the Bank's loan growth during the year," said Kevin C. Quinn, President. "Last year was a very challenging one for many different reasons - including the economy and the difficult rate environment for community banks. In spite of it all, First National ended the year very strongly."

     As of December 31, 2003, total assets for First Chester County Corporation increased 7.7% to $689.2 million compared to $640.0 million for the year ended December 31, 2002. Gross loans grew 14.2% or $63.6 million from $447.7 million at December 31, 2002 to $511.2 million as of December 31, 2003. Bank deposits increased 3.3% or $18.6 million from $558.7 million at December 31, 2002 to $577.3 as of December 31, 2003. Growth in loans is attributed to the efforts of the Bank's Business and Personal Banking Divisions and its new Customer Contact Center. The opening of the Bank's 16th and 17th branches located in Coatesville and Giunta's Thriftway in West Chester contributed to the growth. The Giunta's branch provides Bank customers with seven day branch banking. Trust and Investment Services assets under management and custody increased 3.5% to $550.2 million at December 31, 2003. The corresponding Trust and Investment services income increased 3.1% to $3.3 million. These increases are a result of new business development efforts and increased stock market valuations.

     Featherman and Quinn are prepared to lead the Corporation forward as the largest independent national bank headquartered in Chester County providing quality financial services to individuals, businesses, governmental entities, nonprofit organizations, and community service groups.


     This release may contain  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 4,516,522 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.fnbchestercounty.com.


See attached data schedule for additional information.



                        First Chester County Corporation
                       SELECTED FINANCIAL DATA (unaudited)


(Dollars in thousands, except per share data)
SELECTED FINANCIAL DATA                                                 December 31, 2003
-----------------------                                              2003               2002
                                                                     ----               ----

Total assets                                                     $  689,210        $   640,010
Gross loans                                                         511,249            447,682
Allowance for loan & lease losses                                     5,864              6,230
Total investment securities                                         130,729            128,375
Deposits                                                            577,314            558,738
Shareholders equity                                                  51,750             48,612
Average assets                                                      660,230            603,676
Average equity                                                       50,561             46,537
Non-accrual loans                                                     3,093              5,216
Trust and Investment Services
  Assets under management & custody *                               550,217            531,756

                                                                                             (Unaudited)
STATEMENT OF INCOME                                                FOR THE THREE MONTHS ENDED         FOR THE TWELVE MONTHS ENDED
-------------------                                                        DECEMBER 31,                          DECEMBER 31,
                                                                     2003              2002              2003             2002
                                                                     ----              ----              ----             ----

Interest income                                                  $    8,592        $     8,992        $   33,533      $   37,101
Interest expense                                                      1,674              2,327             7,154          10,673
                                                                  ---------         ----------         ---------       ---------

    Net interest income                                               6,918              6,665            26,379          26,428

Provision for loan losses                                               892                576             2,519           2,231
                                                                  ---------         ----------         ---------       ---------

    Net interest income after
     provision for loan losses                                        6,026              6,089            23,860          24,197

  Trust and Investment Services revenue                                 800                818             3,277           3,179
  Service charges on deposit accounts                                   481                527             2,021           1,886
  Investment securities gains, net                                       21                 91               410             212
  Operating lease rental income                                         198                187               867             750
  Gains on sale of fixed assets and OREO                              1,016                 21             1,012             438
  Gains and fees on the sale of residential mortgages                    84                254             1,019             722
  Gain on sale of credit card portfolio                                   -                  -               306               -
  Other                                                                 955                666             2,594           1,967
                                                                  ---------         ----------         ---------       ---------

    Non-interest income                                               3,555              2,564            11,506           9,154
                                                                  ---------         ----------         ---------       ---------

  Salaries and employee benefits                                      3,810              3,624            14,971          13,897
  Occupancy, equipment, and data processing                           1,371              1,267             5,476           4,936
  Depreciation expense on operating leases                              181                173               691             667
  FDIC deposit insurance                                                 21                 22                88              86
  Bank shares tax                                                       131                126               493             480
  Professional services                                                 345                226             1,162           1,142
  Other**                                                             1,345              1,013             4,519           3,997
                                                                  ---------         ----------         ---------       ---------

    Non-interest expense                                              7,204              6,451            27,400          25,205
                                                                  ---------         ----------         ---------       ---------

  Income before taxes                                                 2,377              2,202             7,966           8,146
                                                                  ---------         ----------         ---------       ---------
Income Taxes                                                            484                725             2,161           2,444
                                                                  ---------         ----------         ---------       ---------

  Net Income                                                     $    1,893        $     1,477        $    5,805      $    5,702
                                                                  =========         ==========         =========       =========

PER SHARE DATA

Net income per share (Basic)                                     $     0.42        $      0.33        $     1.30      $     1.29

Net income per share (Diluted)                                   $     0.40        $      0.32        $     1.26      $     1.28

Cash divided declared                                            $    0.138        $     0.135        $    0.543      $    0.525

Book value                                                       $    11.46        $     10.97        $    11.46      $    10.97

Average bid/ask                                                  $    24.90        $     16.85        $    24.90      $    16.85

Actual shares outstanding                                        $4,516,522        $ 4,429,464        $4,516,522      $4,429,464

Basic weighted average shares outstanding                        $4,521,039        $ 4,424,002        $4,477,108      $4,423,113





* These assets are managed by the Trust and Investment Services Division of the Bank and are not assets of the Bank or the Corporation.

** Other non-interest income for the quarter ended December31, 2003 include keyman life insurance proceeds, net of certain related expenses of $422 thousand.